Calculation of Filing Fee Tables
S-3
MIDAMERICAN ENERGY CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.500% First Mortgage Bonds due 2056	457(r)	400,000,000		$ 396,928,000.00	0.0001381	$ 54,815.76
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 396,928,000.00		$ 54,815.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 54,815.76
			Net Fee Due:						$ 0.00
Offering Note
[1]	On February 23, 2023, MidAmerican Energy Company paid a filing fee of $358,150.00 to register up to $3,250,000,000 aggregate offering price of its securities under the registration statement on Form S-3 (File No. 333-257069), as amended, of which $121,375.00 remains unutilized. Such registration statement expired on June 14, 2024, and any offering that included the unsold securities thereunder has been terminated. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the filing fee due hereunder is offset by the amount of filing fees of $54,815.76 associated with approximately $497,420,689.66 in aggregate offering price of such unsold securities, leaving $66,559.24 remaining to be applied to future filings from this fee offset source.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	MidAmerican Energy Company	S-3	333-257069	02/23/2023		$ 54,815.76	Unallocated (Universal) Shelf			$ 497,420,689.66
Fee Offset Sources	3	MidAmerican Energy Company	S-3	333-257069		02/23/2023						$ 358,150.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On February 23, 2023, MidAmerican Energy Company paid a filing fee of $358,150.00 to register up to $3,250,000,000 aggregate offering price of its securities under the registration statement on Form S-3 (File No. 333-257069), as amended, of which $121,375.00 remains unutilized. Such registration statement expired on June 14, 2024, and any offering that included the unsold securities thereunder has been terminated.

Offset Note
[2]	On February 23, 2023, MidAmerican Energy Company paid a filing fee of $358,150.00 to register up to $3,250,000,000 aggregate offering price of its securities under the registration statement on Form S-3 (File No. 333-257069), as amended, of which $121,375.00 remains unutilized. Such registration statement expired on June 14, 2024, and any offering that included the unsold securities thereunder has been terminated. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the filing fee due hereunder is offset by the amount of filing fees of $54,815.76 associated with approximately $497,420,689.66 in aggregate offering price of such unsold securities, leaving $66,559.24 remaining to be applied to future filings from this fee offset source.

[3]	On February 23, 2023, MidAmerican Energy Company paid a filing fee of $358,150.00 to register up to $3,250,000,000 aggregate offering price of its securities under the registration statement on Form S-3 (File No. 333-257069), as amended, of which $121,375.00 remains unutilized. Such registration statement expired on June 14, 2024, and any offering that included the unsold securities thereunder has been terminated. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the filing fee due hereunder is offset by the amount of filing fees of $54,815.76 associated with approximately $497,420,689.66 in aggregate offering price of such unsold securities, leaving $66,559.24 remaining to be applied to future filings from this fee offset source.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A